UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) May 5, 1997

                       CENTURY TELEPHONE ENTERPRISES, INC.
            (Exact name of Registrant as specified in its charter)

    Louisiana                      1-7784                       72-0651161
 (State or other              (Commission file                (IRS Employer
 jurisdiction of                   number)                 Identification No.)
 incorporation)

  100 Century Park Drive, Monroe, Louisiana                         71203
  (Address of principal executive offices)                       (Zip Code)

    Registrant's telephone number, including area code - (318)388-9500

Item 5.  Other Events

     The following press release was issued by Century Telephone Enterprises, Inc. on May 6, 1997:

                      CENTURY TELEPHONE ENTERPRISES, INC.
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                      FOR MORE INFORMATION CONTACT:
May 6, 1997                                Media - Patricia Cameron
                                                   (318) 388-9674
                                                   pcameron@iamerica.net
                                           Investors - Jeffrey S. Glover
                                                       (318) 388-9648
                                                       jglover@iamerica.net

CENTURY COMPLETES TRANSACTION WITH BROOKS FIBER PROPERTIES, CREATES STRATEGIC ALLIANCE, AND WILL REPORT A $70 MILLION PRE-TAX GAIN

     Monroe, LA. . . . Century Telephone Enterprises, Inc. (NYSE Symbol: CTL)
has completed its previously announced transaction to form a strategic alliance with Brooks Fiber Properties, Inc. (Nasdaq/NM: BFPT), a growing national provider of telecommunications services. Effective May 5, 1997, Century merged its majority-owned competitive local exchange carrier (CLEC) business, Metro Access Networks, Inc. (MAN), with Brooks Fiber's operations. In exchange, Century received 4.3 million shares or approximately 12 percent of Brooks' common stock. Additionally, Century gained representation on Brooks' Board of Directors, including a Vice Chairman position.

     Century will report a pre-tax gain of approximately $70 million ($45 million after-tax; $.75 per share). "This transaction confirms the shareholder value created as a result of Century's development of MAN," Glen F. Post, III, president and CEO, said. "It also allows us to continue to participate, through Brooks Fiber, in the dynamic opportunities the CLEC industry offers without incurring additional earnings dilution from MAN."

     The transaction provides future opportunities for Century and Brooks Fiber to develop additional CLEC networks in Century's wireless markets in Michigan on a 50/50 joint venture basis. Century will be able to purchase dedicated and switched network services in certain markets in Texas and Michigan from Brooks Fiber at favorable prices, and Brooks will be able to purchase from Century a variety of operational or administrative services.

     "This alliance is another strategic step to strengthen our full-service communications offerings in our key wireless markets in Michigan," Post said.

     Century Telephone Enterprises, Inc. provides a range of communications services including local exchange, wireless, long distance and Internet access to more than one million customers in 14 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. Century is the 16th largest local exchange telephone company, based on access lines, and the 12th largest cellular company, based on population equivalents owned, in the United States.

     Visit Century's corporate website at www.centurytel.com. ###

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CENTURY TELEPHONE ENTERPRISES, INC.


                                  By: /s/ Murray H. Greer
                                      ---------------------
                                          Murray H. Greer
                                          Controller

Date:  May 6, 1997